                                                                    EXHIBIT 21.1

                              SAND TECHNOLOGY INC.
                           SUBSIDIARIES OF THE COMPANY

                                                                       PERCENTAGE OF VOTING
         SUBSIDIARY               JURISDICTION OF INCORPORATION          SECURITIES HELD
         ----------               -----------------------------        --------------------

Sand Technology Systems, Inc.               Delaware                          100%

Sand Technology (U.K) Limited                England                          100%

STSI Licensing, LLC                        New Jersey                         100%


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